UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

255 Consumers Road, Suite 500, Toronto, Ontario		M2J 1R4
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	416-502-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2006, Wave Wireless Corporation (the "Registrant") issued a press release outlining the sale of certain subsidiaries of WaveRider Communications Inc. ("WaveRider"), the wholly-owned subsidiary of the Registrant.

On June 30, 2006, WaveRider entered into an agreement with the management of its wholly owned subsidiary, Wave Wireless (Australia) Pty. Ltd., for the sale of the subsidiary to the management. Under the terms of the agreement, the management will pay WaveRider $370,000 within two weeks of closing and 15% of quarterly revenues for the next twelve months.

On July 1, 2006, WaveRider entered in an agreement with VCom Inc., a Canadian company, for the sale of WaveRider's subsidiaries, WaveRider Communications (Canada) Inc., WaveRider Communications (USA) Inc., Avendo Wireless Inc. and JetStream Internet Services Inc. Total proceeds from this sale were $915,878.00.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2006, Mr. Fred Frumm resigned from the Board of Wave Wireless Corporation, in order to pursue other interests. Mr. Fromm expressed no disagreements with Company.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

July 7, 2006	By:	Charles W. Brown

Name: Charles W. Brown
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Share Purchase Agreement between Wave Wireless Corporation, WaveRider Communications Inc. and VCom Inc. dated July 1, 2006
10.2	Share Sale Agreement between Wave Wireless Pty Ltd., WaveRider Communications Inc., WaveRider Communications (Canada) Inc. and Wayne Anderson dated June 30, 2006
10.3	Resignation of Fred Fromm from the Board of Directors of Wave Wireless Corporation dated July 5, 2006
99	Press release entitled "Wave Wireless restructures to focus on Core Business Strategy" issued July 5, 2006